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                                                                     EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of (a) our report, dated January 31, 1997 appearing in Occidental Petroleum Corporation's Annual Report for the year ended December 31, 1996, and (b) our report, dated January 31, 1997, appearing in Occidental Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1996, into Occidental Petroleum Corporation's previously filed Registration Statements Nos. 33-5487, 33-5490, 33-14662, 33-23798, 33-40054, 33-44791,
33-47636, 33-60492, 33-59395, 33-64719, 333-11725, 333-11897, 333-21019 and
333-17879.


Los Angeles, California                   ARTHUR ANDERSEN LLP
March 19, 1997